EXHIBIT 10.1

DRAFT #4.0_July 26, 2010

THIS DEBENTURE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE (THE “SHARES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE OR THE SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NYTEX ENERGY HOLDINGS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Original Issue Date: July ___, 2010

 $100,000.00

12% CONVERTIBLE DEBENTURE

DUE ______________, 201__

This Convertible Debenture is provided in accordance with the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”) by and among NYTEX Energy Holdings, Inc., a Delaware corporation (the “Company”), and among others, ____________________________________, together with its registered and permitted assigns (the “Holder”), and is one of a series of duly authorized and issued 12% Convertible Debentures of the Company designated as its 12% Convertible Debenture, due _____________, 201__ (this debenture, the “Debenture” and, collectively with the other debentures in this series, the “Debentures”).

FOR VALUE RECEIVED, the Company promises to pay to the Holder the principal sum of $100,000.00 by _____________, 201__, or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder (the “Maturity Date”), and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof.  This Debenture is subject to the following additional provisions:

Section 1.                      Definitions.  For the purposes hereof, in addition to the terms defined elsewhere in this Debenture: (a) capitalized terms not otherwise defined herein have the meanings given to such terms in the Purchase Agreement, and (b) the following terms shall have the following meanings:

“Base Conversion Price” shall have the meaning set forth in Section 5(b).

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of Texas are authorized or required by law or other government action to close.

“Change of Control Transaction” means the occurrence after the Original Issue Date hereof of any of (i) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, or (ii) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate

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voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers its assets, as an entirety or substantially as an entirety, to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i) through (iv).

“Closing Price” means on any particular date (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 PM (New York time)), or (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 PM (New York time)), or (c) if the Common Stock is not then listed or quoted on the Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) if the shares of Common Stock are not then publicly traded the fair market value of a share of Common Stock as determined by an appraiser selected in good faith by the Company’s board of directors.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and stock of any other class of securities into which such securities may hereafter have been reclassified or changed.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of this Debenture.

“Debenture Register” shall have the meaning set forth in Section 2(b).

“Dilutive Issuance” shall have the meaning set forth in Section 5(b).

“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).

“Effectiveness Period” shall have the meaning given to such term in the Registration Rights Agreement.

“Equity Conditions” shall mean, during the period in question, (i) the Company shall have duly honored all conversions and redemptions scheduled to occur or occurring by virtue of one or more Notice of Conversion of the Holder, if any, (ii) all amounts owing to the Holder in respect of this Debenture shall have been paid, (iii) there is an effective Registration Statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the shares issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future), (iv) the Common Stock is trading on the Trading Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on a Trading Market (and the

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Company believes, in good faith, that trading of the Common Stock on a Trading Market will continue uninterrupted for the foreseeable future), (v) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (vi) there is then existing no Event of Default or event which, with the passage of time or the giving of notice, would constitute an Event of Default, and (vii) no public announcement of a pending or proposed Fundamental Transaction, Change of Control Transaction or acquisition transaction has occurred that has not been consummated.

“Event of Default” shall have the meaning set forth in Section 8.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FDF Acquisition” means the Company’s acquisition of at least 80% of each class of the outstanding equity securities of Francis Drilling Fluids, Ltd. on or before December 31, 2010.

“FDF Acquisition Offering” means a separate offering by the Company of securities of the Company for what the Company presently expects will be an aggregate consideration of a minimum of $15,750,000 to consummate the FDF Acquisition.

“Late Fees” shall have the meaning set forth in Section 2(c).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Optional Redemption” shall have the meaning set forth in Section 6(a).

“Optional Redemption Amount” shall mean the sum of (i) 100% of the principal amount of the Debenture then outstanding, and (ii) accrued but unpaid interest and other amounts due in respect of the Debenture.

“Optional Redemption Date” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice” shall have the meaning set forth in Section 6(a).

“Optional Redemption Notice Date” shall have the meaning set forth in Section 6(a).

“Original Issue Date” shall mean the date of the first issuance of the Debentures regardless of the number of transfers of any Debenture and regardless of the number of instruments which may be issued to evidence such Debenture.

“Permitted Indebtedness” shall mean the Indebtedness existing on the Original Issue Date.

“Permitted Lien” shall mean the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP; (b) Liens imposed by law which were incurred in the ordinary course of business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of business; (c) Liens which do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries;

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or (d) other Liens which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien.

“Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of the Purchase Agreement, to which the Company and the original Holder are parties, as amended, modified or supplemented from time to time in accordance with its terms.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Conversion Shares and naming the Holder as a Registering Stockholder thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” shall have the meaning given to such term in the Purchase Agreement.

“Trading Day” means a day on which the following markets or exchanges are open for trading securities: Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq Global Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange or the Nasdaq Global Market.

“Transaction Documents” shall have the meaning set forth in the Purchase Agreement.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Company.

Section 2.                      Interest.

(a)           Payment of Interest.  The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of 12% per annum, payable in arrears on the first Business Day of each month following the date of closing and on the Maturity Date (each such date, an “Interest Payment Date”), in cash.

(b)           Interest Calculations.  Interest shall be calculated and accrue commencing on the Original Issue Date until payment in full of the principal sum, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made.  Interest

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shall cease to accrue with respect to any principal amount converted, provided that the Company in fact delivers the Conversion Shares within the time period required by Section 4(d)(ii).  Interest hereunder will be paid to the Person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of this Debenture (the “Debenture Register”), as set forth in Section 3(c) below.

(c)           Late Fee.  All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at the rate of 18% per annum (or such lower maximum amount of interest permitted to be charged under applicable law) (“Late Fees”) from the date such payment was due hereunder through and including the date of payment.

(d)           Prepayment.  Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder unless the agreements related to the FDF Acquisition Offering requires the Company to prepay the Debenture.

Section 3.                      Registration of Transfers.

(a)           Transferability.  This Debenture is transferable by the Holder to another Person, and, upon written notification of such transfer (including full legal name of transferee, Employer Identification Number, address, and any other information requested by the Company), the Company shall, within 10 Business Days, deliver to such transferee an equal aggregate outstanding principal amount of Debentures to such transferee.  No service charge will be made for such registration of transfer.

(b)           Investment Representations.  This Debenture has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

(c)           Reliance on Debenture Register.  Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the Person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.                      Conversion.

(a)           Voluntary Conversion.  At any time after the Original Issue Date until this Debenture is no longer outstanding, this Debenture shall be convertible into shares of Common Stock at the option of the Holder, in whole or in part at any time and from time to time (subject to the limitations on conversion set forth in Section 4(c) hereof); provided, however, that each such conversion amount shall be at least $25,000.  The Holder shall effect conversions by delivering to the Company the form of Notice of Conversion attached hereto as Annex A (a “Notice of Conversion”), specifying therein the principal amount of this Debenture to be converted and the date on which such conversion is to be effected (a “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is provided hereunder.  Any Notice of Conversion shall be accompanied by this Debenture for (i) issuance of a replacement debenture if less than the entire principal amount of

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this Debenture, plus all accrued and unpaid interest thereon, is being converted, or (ii) surrender if all amounts due hereunder have been paid.  Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Debenture in an amount equal to the applicable conversion.  The Company shall maintain records showing the principal amount converted and the date of such conversions.  In the event of any dispute or discrepancy, the Debenture Register shall be controlling and determinative in the absence of manifest error.

(b)           Conversion Price.  Except as set forth in Section 5(a)(ii), the conversion price in effect on any Conversion Date shall be equal to the lesser of (i) $1.50 (subject to adjustment herein) (the “Set Price”) or (ii) 75% of the offering price per share of the FDF Acquisition Offering (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like) (the “Floor Price”) (such lower price, the “Conversion Price”).  Notwithstanding anything herein to the contrary, the Floor Price calculated pursuant to Section 4(b)(ii) (and, therefore, the Conversion Price) shall not be less than $1.00 (subject to adjustment for forward and reverse stock splits, stock dividends, recapitalizations and the like).

(c)           Mechanics of Conversion.

(i)           Conversion Shares Issuable Upon Conversion of Principal Amount.  The number of shares of Common Stock issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Debenture to be converted by (y) the Conversion Price.

(ii)           Delivery of Certificate Upon Conversion.  Not later than three (3) Trading Days after the latter of the Conversion Date and the date the Company receives the Conversion Notice, the Company will deliver or cause to be delivered to the Holder (A) a certificate or certificates representing the Conversion Shares which, to the extent allowed by applicable federal and state securities laws and regulations, shall be free of restrictive legends and trading restrictions (other than those required by the Purchase Agreement) representing the number of shares of Common Stock being acquired upon the conversion of this Debenture and (B) a bank check in the amount of any accrued and unpaid interest.  The Company shall, if available and if allowed under applicable securities laws, and if it is the Company’s standard practice, use commercially reasonable efforts to deliver any certificate or certificates required to be delivered by the Company under this Section electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

(iii)           Failure to Deliver Certificates.  If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by the applicable Holder by the third (3rd) Trading Day after a Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return the Debenture to the Holder.

(iv)           Reservation of Shares Issuable Upon Conversion.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Debenture, not less than such number of shares of the Common Stock as shall (subject to the terms and conditions set forth in the Purchase Agreement) be issuable

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(taking into account the adjustments and restrictions of Section 5) upon the conversion of the outstanding principal amount of this Debenture.

(v)           Fractional Shares.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of the Common Stock, but may if otherwise permitted, make cash payment in respect of any final fraction of a share based on the VWAP at such time.  If the Company elects not, or is unable, to make such cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(vi)           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of this Debenture shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Debenture so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.                      Certain Adjustments.

(a)           Stock Dividends and Stock Splits.

(i)           If the Company, at any time while this Debenture is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company pursuant to this Debenture), (B) subdivides outstanding shares of Common Stock into a larger number of shares, (C) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (D) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Set Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(ii)           Notwithstanding Section 5(a)(i) above, no adjustment to the Set Price, Floor Price or Conversion Price shall be made as a result of the Company’s planned 1-for-2 reverse stock split of the Common Stock which the Company approved as of July 23, 2010.

(b)           Subsequent Equity Sales.  If the Company at any time while this Debenture is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any

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option to purchase or other disposition) any Common Stock entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Set Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Set Price, such issuance shall be deemed to have occurred for less than the Set Price on such date of the Dilutive Issuance), then the Set Price shall be reduced to equal the Base Conversion Price.  Such adjustment shall be made whenever such Common Stock is issued.  Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance (as defined in the Purchase Agreement) or  in connection with the FDF Acquisition Offering.  The Company shall notify the Holder in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or of applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, after the date of such Dilutive Issuance the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(c)           Pro Rata Distributions.  If the Company, at any time while this Debenture is outstanding, shall distribute to all holders of Common Stock (and not to the holders of the Debenture) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security, then in each such case the Set Price shall be adjusted by multiplying such Set Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith.  In either case the adjustments shall be described in a statement provided to the Holder of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock.  Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

(d)           Reorganization, Reclassification, Consolidation, Merger or Sale.  If any reclassification, recapitalization or reorganization, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other similar transaction, shall be effected in such a way that holders of Common Stock shall be entitled to receive, with respect to or in exchange for their shares of Common Stock, securities or other assets or property (an “Organic Change”) and the Company is the resulting or surviving corporation of such Organic Change, then, as a condition of such Organic Change, provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Company purchasable and receivable upon the exercise of this Debenture immediately prior to such Organic Change) such shares of stock, securities or other assets or property as may be issued or payable in connection

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with such Organic Change with respect to or in exchange for the number of outstanding shares of such Common Stock purchasable and receivable upon the exercise of this Debenture immediately prior to such Organic Change. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Conversion Price and of the number of shares (or amount of stock, other securities or property) purchasable and receivable upon the conversion of this Debenture) shall thereafter be applicable, in relation to any shares of stock, securities or property thereafter deliverable upon the exercise hereof.  In the event of any Organic Change pursuant to which the Company is not the surviving or resulting corporation, prior to the consummation thereof, the corporation resulting from such Organic Change or the corporation purchasing such assets shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.

(e)           Calculations.  All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding, on a fully diluted basis.

(f)           Notice to the Holder.

(i)           Adjustment to Set Price.  Whenever the Set Price is adjusted pursuant to any of this Section 5, the Company shall promptly send each Holder a notice setting forth the Set Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)           Notice to Allow Conversion by Holder.  If (A) the Company shall declare a dividend (or any other distribution) on the Common Stock; (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be mailed to the Holder at its last address as it shall appear upon the stock books of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of

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the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  The Holder is entitled to convert this Debenture during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

Section 6.                      Redemption.

(a)           Optional Redemption at Election of Company.  Subject to the provisions of this Section 6, at any time after the Effective Date, the Company may deliver a notice to the Holder (an “Optional Redemption Notice” and the date such notice is deemed delivered hereunder, the “Optional Redemption Notice Date”) of its irrevocable election to redeem some or all of the then outstanding Debentures, for an amount, in cash, equal to the Optional Redemption Amount on the 20th Trading Day following the Optional Redemption Notice Date (such date, the “Optional Redemption Date” and such redemption, the “Optional Redemption”).  The Optional Redemption Amount is due in full on the Optional Redemption Date.  The Company may only effect an Optional Redemption if during the period commencing on the Optional Redemption Notice Date through to the Optional Redemption Date and through and including the date such shares of Common Stock are issued to the Holder, each of the Equity Conditions shall have been met.  If any of the Equity Conditions shall cease to be satisfied at any time during the required period, then the Holder may elect to nullify the Optional Redemption Notice by notice to the Company within three (3) Trading Days after the first day on which any such Equity Condition has not been met (provided that if, by a provision of the Transaction Documents, the Company is obligated to notify the Holder of the non-existence of an Equity Condition, such notice period shall be extended to the third Trading Day after proper notice from the Company) in which case the Optional Redemption Notice shall be null and void, ab initio.  The Company covenants and agrees that it will honor all Notices of Conversion tendered from the time of delivery of the Optional Redemption Notice through the date all amounts owing thereon are due and paid in full.

(b)           Redemption Procedure.  The payment of the Optional Redemption Amount pursuant to an Optional Redemption shall be made on the Optional Redemption Date.  If any portion of the cash payment for an Optional Redemption shall not be paid by the Company by the respective due date, interest shall accrue thereon at the rate of 18% per annum (or the maximum rate permitted by applicable law, whichever is less) until the payment of the Optional Redemption Amount, plus all amounts owing thereon is paid in full.  Alternatively, if any portion of the Optional Redemption Amount remains unpaid after such date, the Holders subject to such redemption may elect, by written notice to the Company given at any time thereafter, to invalidate ab initio such redemption as to amounts not paid, notwithstanding anything herein contained to the contrary, and, with respect the failure to honor the Optional Redemption as applicable, the Company shall have no further right to exercise such Optional Redemption.  Notwithstanding anything to the contrary in this Section 6, the Company’s determination to redeem in cash or its elections under Section 6(b) shall be applied among the Holders of Debentures ratably.  The Holder may elect to convert the outstanding principal amount of the Debenture pursuant to Section 4 prior to actual payment in cash for any redemption under this Section 6 by fax delivery of a Notice of Conversion to the Company.

Section 7.                      Negative Covenants.  So long as any portion of this Debenture is outstanding, the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

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(a)           other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(b)           other than Permitted Liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(c)           amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of the Holder;

(d)           repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares to the extent permitted or required under the Transaction Documents or as otherwise permitted or contemplated by the Transaction Documents;

(e)           enter into any agreement with respect to any of the foregoing; or

(f)           pay cash dividends or distributions on any equity securities of the Company, except to the extent permitted or required under the Transaction Documents or as otherwise permitted or contemplated by the Transaction Documents.

Section 8.                      Events of Default.

(a)           “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)           any default in the payment of (A) the principal amount of any Debenture, or (B) interest (including Late Fees) on, or liquidated damages in respect of, any Debenture, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured, within five (5) Trading Days;

(ii)           the Company shall fail to observe or perform any other covenant or agreement contained in this Debenture or any other Debenture which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 Trading Days after notice of such default sent by the Holder or by any other Holder and (B)10 Trading Days after the Company shall become or should have become aware of such failure;

(iii)           a default or event of default (subject to any grace or cure period provided for in the applicable agreement, document or instrument) shall occur under any of the Transaction Documents;

(iv)           any representation or warranty of the Company made herein or in any other Transaction Document shall be untrue or incorrect in any material respect as of the date when made or deemed made;

12% CONVERTIBLE DEBENTURE – Page 11

(v)           (i) the Company shall commence a case, as debtor, a case under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or (ii) there is commenced a case against the Company under any applicable bankruptcy or insolvency laws, as now or hereafter in effect or any successor thereto which remains undismissed for a period of 60 days; or (iii) the Company is adjudicated by a court of competent jurisdiction insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or (iv) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or (v) the Company makes a general assignment for the benefit of creditors; or (vi) the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (ix) any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

(vi)           except in connection with the FDF Acquisition or FDF Acquisition Offering, the Company shall be a party to any Change of Control Transaction or Fundamental Transaction, shall agree to sell or dispose of all or in excess of 33% of its assets in one or more transactions (whether or not such sale would constitute a Change of Control Transaction);

(vii)           a Registration Statement shall not have been filed with the Commission on or prior to the earlier of (x) 150 days after the date hereof and (y) 75 days after the closing of the FDF Acquisition; or

(b)           Remedies Upon Event of Default.  If any Event of Default occurs, the full principal amount of this Debenture, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash.  Commencing 10 days after the occurrence of any Event of Default that results in the eventual acceleration of this Debenture, the interest rate on this Debenture shall accrue at the rate of 18% per annum, or such lower maximum amount of interest permitted to be charged under applicable law.  Upon the payment in full of the entire Debenture, the Holder shall promptly surrender this Debenture to or as directed by the Company.  The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law.  Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a Debenture holder until such time, if any, as the full payment under this Section shall have been received by it.

Section 9.                      Miscellaneous.

(a)           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given and sent as follows:

12% CONVERTIBLE DEBENTURE – Page 12

(i)           upon personal delivery to the party to be notified;

(ii)           when sent by confirmed facsimile if sent during normal business hours of the recipient, or if delivered after normal business hours, then on the next Business Day;

(iii)           three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iv)           one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

If to the Company, to:

NYTEX Energy Holdings, Inc.

12222 Merit Drive, Suite 1850

Dallas, Texas 75251

Attention:  Kenneth Kase Conte, Chief Financial Officer

Facsimile:  (972) 770-4701

with a copy (which shall not constitute notice) to:

Strasburger & Price, LLP

901 Main Street, Suite 4400

Dallas, Texas 75202

Attention:  Kevin Woltjen, Esq.

Facsimile:  214-659-4025

If to the Holder, to:

________________________

with a copy (which shall not constitute notice) to:

__________________________

__________________________

__________________________

Attention:  _________________

Facsimile:  ________________

(v)           or at such other address as the Company or the Holder may designate by written notice to the other in accordance with this Section 16.

(b)           Absolute Obligation.  Except as expressly provided herein, no provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, interest and liquidated damages (if any) on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed.  This Debenture is a direct debt obligation of the Company.  This Debenture ranks pari  passu with all other Debentures now or hereafter issued under the terms set forth herein.

12% CONVERTIBLE DEBENTURE – Page 13

(c)           Lost or Mutilated Debenture.  If this Debenture shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

(d)           Governing Law; Venue.  THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS RULES OR PRINCIPLES THEREOF.  EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SERVING DALLAS COUNTY, TEXAS, FOR THE PURPOSES OF ANY ACTION ARISING OUT OF THIS DEBENTURE, OR THE SUBJECT MATTER HEREOF.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION (A) THAT SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, (B) THAT THE ACTION IS BROUGHT IN AN INCONVENIENT FORUM, (C) THAT IT IS IMMUNE FROM ANY LEGAL PROCESS WITH RESPECT TO ITSELF OR ITS PROPERTY, (D) THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR (E) THAT THIS DEBENTURE, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.  IN THE EVENT THAT ANY PROVISION OF THIS DEBENTURE DELIVERED IN CONNECTION HEREWITH IS INVALID OR UNENFORCEABLE UNDER ANY APPLICABLE STATUTE OR RULE OF LAW, THEN SUCH PROVISION SHALL BE DEEMED INOPERATIVE TO THE EXTENT THAT IT MAY CONFLICT THEREWITH AND SHALL BE DEEMED MODIFIED TO CONFORM TO SUCH STATUTE OR RULE OF LAW SO LONG AS THE ECONOMIC OR LEGAL SUBSTANCE OF THE TRANSACTIONS CONTEMPLATED HEREBY IS NOT AFFECTED IN ANY MANNER MATERIALLY ADVERSE TO ANY PARTY.  ANY SUCH PROVISION WHICH MAY PROVE INVALID OR UNENFORCEABLE UNDER ANY LAW SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF ANY OTHER PROVISION OF THIS DEBENTURE, WHICH SHALL REMAIN ENFORCEABLE IN ACCORDANCE WITH ITS RESPECTIVE TERMS.

(e)           Attorneys Fees.  In the event of any dispute between the parties concerning the terms and provisions of this Debenture, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys fees.

(f)           Waiver.  Any waiver by the Company or the Holder of a breach of any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture.  Any waiver must be in writing.

(g)           Severability.  If any provision of this Debenture is invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other

12% CONVERTIBLE DEBENTURE – Page 14

persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Debenture as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impeded the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

(h)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(i)           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Debenture and shall not be deemed to limit or affect any of the provisions hereof.

(j)           Assumption.  Any successor to the Company or surviving entity in a Fundamental Transaction shall (i) assume in writing all of the obligations of the Company under this Debenture and the other Transaction Documents pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) prior to such Fundamental Transaction and (ii) to issue to the Holder a new debenture of such successor entity evidenced by a written instrument substantially similar in form and substance to this Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Debentures held by the Holder and having similar ranking to this Debenture, and satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 9(j) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Debenture.

*********************

IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed by a duly authorized officer as of the date first above indicated.

                                                                                                  NYTEX ENERGY HOLDINGS, INC.

                                                                                                 By: __________________________________________________

                                                                                                       Name:  _____________________________________________

                                                                                                       Title:    _____________________________________________

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ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 12% Convertible Debenture of NYTEX Energy Holdings, Inc., a Delaware corporation (the “Company”), due on December ___, 2010, into shares of common stock, par value $.001 per share (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts determined in accordance with Section 13(d) of the Exchange Act, specified under Section 4 of this Debenture.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:  _______________________________________________

Principal Amount of Debenture to be Converted:  ______________________________
(must be at least $25,000)

Number of shares of Common Stock to be issued:  ______________________________

Signature:  ____________________________________________________________

Name:  _______________________________________________________________

Address:  _____________________________________________________________

ANNEX A

SCHEDULE 1

CONVERSION SCHEDULE

The 12% Convertible Debentures due on _____________, 201__, in the aggregate principal amount of $100,000 issued by NYTEX Energy Holdings, Inc.  This Conversion Schedule reflects conversions made under Section 4 of the above referenced Debenture.

Dated:

Date of Conversion (or if first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

SCHEDULE 1